UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): May 19, 2006


                          CHARYS HOLDING COMPANY, INC.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                  0-18292                                  54-2152284
          (Commission File Number)             (IRS Employer Identification No.)


     1117 PERIMETER CENTER WEST, SUITE N415                  30338
                 ATLANTA, GEORGIA                         (Zip Code)
          (principal executive offices)


                                 (678) 443-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]  Written  communications  pursuant  to  Rule 425 under the Securities Act

[ ]  Soliciting  material  pursuant  to  Rule  14a-12  under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

  On May 19, 2006, Charys Holding Company, Inc. (the "Registrant") and various investors executed a Securities Purchase Agreement (the "Agreement"), whereby the investors, for a total consideration of $13 million, purchased 1,300 shares of the Registrant's Series D convertible preferred stock. In addition, the investors were issued warrants for the purchase of 4,333,333 shares of the Registrant's common stock.

  Each warrant has an expiration date five years from date of issue and may be exercised at a price of $6.24 per share, subject to adjustment.

  Contemporaneously with the execution and delivery of the Agreement, the investors were granted registration rights with respect to the Registrable Securities (as defined in a Registration Rights Agreement), under the Securities Act of 1933.

  At the Closing, the parties executed an Escrow Shares Escrow Agreement pursuant to which the Registrant delivered to Gottbetter & Partners, LLP (the "Escrow Agent") 8,666,666 shares of the Registrant's common stock as "security stock" (the "Escrow Shares") and the Escrow Agent shall distribute some or all of the Escrow Shares to the investors upon the conversion of the Series D convertible preferred stock and/or exercise of the warrants.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

    On May 19, 2006, the Registrant in connection with the associated sale of $13 million of the Registrant's Series D Convertible Preferred Stock, redeemed a $3.3 Million Convertible Debenture issued to Highgate House Funds, Ltd. in November 2005 as part of the purchase of Viasys Network Services, Inc. and Viasys Services, Inc. in November 2005. In addition to allowing the Registrant to redeem the Convertible Debenture, the net proceeds of new working capital provided the resources to the Registrant to pay in full the Merrill Lynch revolving debt assumed in the Registrant's acquisition of Viasys and to pay a significant amount against the outstanding balance of the seller's note with respect to the Method IQ, Inc. purchase consummated by the Registrant in December 2005. A current report on Form 8-K was filed by the Registrant with respect to the Viasys acquisition on November 18, 2005. A current report on Form 8-K was filed by the Registrant with respect to the Highgate financing on November 23, 2005. A current report on Form 8-K/A was filed by the Registrant with respect to the Method IQ acquisition on December 28, 2005.

Increasing the working capital position of the Registrant has provided the means to replace its existing convertible facility with its maximum conversion price of $0.80 (which was convertible into in excess of 5 million shares) with the Series D issue (which is convertible at $3.00 or 4,333,333 shares), thereby reducing the potential dilution by over 750,000 shares.

In addition, in connection with the Series D Convertible Preferred Stock, the Registrant issued 4,333,3333 million warrants for the purchase of the Registrant's common stock with an exercise price of $6.24, which is equal to the volume weighted average price on the May 22, 2006 closing date. This brings the average price of the 8,666,666 shares of restricted shares common stock potentially issuable to $4.625 per share. If the warrants are fully exercised, upon exercise of the warrants, the Registrant would generate in excess of $27 million in additional equity.

The Registrant's pending SB2 filing will be amended to exclude approximately 20 million shares of the Registrant common stock held in escrow associated with the redeemed Convertible Debenture.

    A copy of the press release issued by the Registrant on May 23, 2006 with respect to the events described herein is attached to this Current Report. On May 22, 2006, the Registrant issued a press release announcing that a notice of redemption was delivered to the holders of the Registrant's 8% Secured Convertible Debenture issued on November 17, 2005 and that the Registrant had redeemed the aggregate principal amount of the debenture outstanding, plus accrued and unpaid interest up to and including May 19, 2006. A copy of that press release is likewise attached to this Current Report.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

    See Item 1.01, above.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

    On May 19, 2006, the Registrant designated a Series D Convertible Preferred Stock. The series consists of 1,300 shares. A copy of the Certificate of Designation for the Series D Preferred Stock is filed as an exhibit with this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c)     Exhibits.

     The  following  exhibits  are  filed  herewith:

EXHIBIT NO.                     IDENTIFICATION OF EXHIBIT
-----------                     -------------------------
    2.1      Certificate of Designation for Series D Convertible Preferred Stock filed May 19,
             2006 with the Secretary of State of Delaware.
   99.1      Press release issued May 22, 2006 announcing that a notice of redemption was delivered to the holders of the Registrant's 8% Secured Convertible Debenture issued on
             November 17, 2005 and that the Registrant had redeemed the aggregate principal amount of the debenture outstanding, plus accrued and unpaid interest up to and including May 19, 2006
   99.2      Press release issued May 23, 2006 announcing details regarding the Redemption of the $4 Million Convertible Debenture issued November 2005 and the associated new sale of $13 million of its Series D Convertible Preferred Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 23, 2006.                  CHARYS HOLDING COMPANY, INC.


                                      By /s/  Billy V. Ray, Jr.
                                         ---------------------------------------
                                         Billy V. Ray, Jr.,
                                         Chief Executive Officer